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                                                                    EXHIBIT 99.1


[QLT LOGO] QLT Inc.     887 Great Northern Way                    t 604.707.7000
                        Vancouver, BC Canada V5T 4T5              f 604.707.7001


news release

           QLT ANNOUNCES VISUDYNE(R) SALES FOR SECOND QUARTER OF 2004


FOR IMMEDIATE RELEASE JULY 20, 2004 VANCOUVER, CANADA--QLT Inc. (NASDAQ:QLTI; TSX:QLT) today reported that its alliance partner, Novartis, announced global Visudyne(R) (verteporfin) sales of US$109.3 million for the quarter ended June 30, 2004. This represents an increase of 22.6% over sales in the second quarter of 2003.

QLT will release its full financial results on Thursday, July 22, 2004, at 7:30 a.m. Eastern Time (ET).

QLT is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases, and dermatological and urological conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.

QLT Inc. will hold an investor conference call to discuss the second quarter results on Thursday, July 22 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 3076061.


                                      -30-

QLT Inc.:
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: (604) 707-7000  Fax: (604) 707-7001


Visudyne(R) is a registered trademark of Novartis AG

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QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI"
and on The Toronto Stock Exchange under the trading symbol "QLT."

Additional Information

In connection with QLT's proposed merger with Atrix Laboratories, Inc., QLT has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF QLT AND ATRIX ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QLT, ATRIX AND THE TRANSACTION. The preliminary joint proxy statement/prospectus on file with the SEC and the definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by QLT or Atrix with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant materials (when they become available) will be mailed to stockholders of QLT and Atrix in advance of the special meetings to consider the transaction. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by QLT by directing a request to:
QLT Inc., Attn: Investor Relations, 887 Great Northern Way, Vancouver, BC, Canada, V5T 4T5. Investors and security holders may obtain free copies of the documents filed with the SEC by Atrix by contacting Atrix Laboratories, Inc.,
Attn: Investor Relations, 2579 Midpoint Drive, Fort Collins, CO, 80525.

QLT, Atrix and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of QLT and Atrix in favor of the transaction. Information about the executive officers and directors of QLT and their ownership of QLT common shares is set forth in the proxy statement for QLT's 2004 Annual Meeting of Shareholders, which was filed with the SEC as Exhibit 99.1 to Form 10-K/A on April 28, 2004. Information about the executive officers and directors of Atrix and their ownership of Atrix common stock is set forth in the proxy statement for Atrix's 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of QLT, Atrix and their respective executive officers and directors in the transaction by reading the definitive joint proxy statement/prospectus regarding the transaction when it becomes available.

The financial results for Visudyne(R) sales in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results. Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results express or implied by such statements are described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.

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